Consent of Ernst & Young LLP, Independent

Registered Public Accounting Firm

We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 33-45152) pertaining to the Horace Mann Supplemental Retirement and Savings Plan (the “Plan”) of the Horace Mann Educators Corporation of our report dated May 7, 2004, with respect to the financial statements and schedule of the Plan included in this Annual Report (Form 11-K) for the year ended December 31, 2004.

Chicago, Illinois	/s/ Ernst & Young LLP
June 24, 2005

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